Filed Pursuant to Rule 424(b)(5)
Registration No. 333-144476
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 20, 2007)

2,000,000 Shares

Warrants to purchase 1,000,000 Shares

Common Stock

We are offering up to 2,000,000 shares of our common stock and warrants to purchase up to 1,000,000 shares of our common stock in “units.” Purchasers will receive warrants to purchase 0.5 shares of common stock at an exercise price of $9.00 per share for each share of common stock they purchase in this offering. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately.

Our common stock is listed on the NASDAQ Global Market under the symbol “TMTA.” On September 20, 2007, the last reported sale price of our common stock on the NASDAQ Global Market was $7.55 per share.

We have retained A.G. Edwards & Sons, Inc. as our exclusive placement agent to use its best efforts to solicit offers to purchase our securities in this offering. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Unit	Total

Public offering price	$6.400	$12,800,000
Placement agent’s fees	$0.384	$768,000
Proceeds, before expenses, to Transmeta Corporation	$6.016	$12,032,000

The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of securities. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent’s fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on or about September 26, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G. Edwards

The date of this prospectus supplement is September 20, 2007.

Prospectus Supplement

Prospectus

The purpose of this prospectus supplement is to provide supplemental information regarding Transmeta Corporation in connection with this offering. You should read this prospectus supplement, along with the accompanying prospectus, carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of common stock or warrants only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the common stock or warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail in this prospectus supplement, in the accompanying prospectus or in the documents incorporated or deemed incorporated by reference herein or therein. This summary provides an overview of selected information and does not contain all of the information that you should consider. Therefore, you should also read the more detailed information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. All references to “we,” “us,” “our,” and similar terms refer to Transmeta and its subsidiaries on a consolidated basis.

Transmeta Corporation

Transmeta develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. In 2003, we began diversifying our business model to establish a revenue stream based upon the licensing of certain of our intellectual property and advanced computing and semiconductor technologies. In 2005, we further modified our business model to further leverage our intellectual property rights and to increase our business focus on licensing our advanced power management and other proprietary technologies, as well as to provide microprocessor design and engineering services to other companies. During 2005 and 2006, we pursued three lines of business: (1) licensing of intellectual property and technology, (2) engineering services, and (3) product sales.

In January 2007, we concluded that if we were to continue all three lines of business under the business model that we pursued through our fiscal year ended December 31, 2006, our existing cash and cash equivalents and short-term investment balances and cash from operations would not be sufficient to fund our operations, planned capital and research and development expenditures for the next 12 months. Accordingly, we began streamlining and restructuring our operations to focus on our core business of developing and licensing intellectual property and technology. As a result of these operational streamlining activities, we have ceased to pursue engineering services as a separate line of business, ceased our operations relating to microprocessor production support, and exited the business of selling microprocessor products. In 2007, we will focus on our primary line of business in developing and licensing our advanced technologies and intellectual property.

Based on our evaluation as of the date of this prospectus supplement of our cash requirements and expected cash from operations for fiscal 2007, we determined that in addition to our planned activities to streamline and restructure our operations, we will still need to raise additional financing in order to fund our operations for a period that extends at least through the next twelve months. Under our business model and current restructuring plan, we expect to reduce our overall operating expenses to align with our current intellectual property and technology licensing opportunities, and to raise additional operating capital as needed to pursue those opportunities. We believe that if our restructuring and financing activities taken under that plan are successful, our existing cash and cash equivalents and short-term investment balances and cash from operations will be sufficient to fund our operations, planned capital and R&D expenditures for at least the next twelve months. If we are unable to generate cash from operations sufficient to sustain our R&D activities at current levels, or to raise additional operating capital for that purpose, we believe that we would still be positioned to further reduce our R&D spending, to monetize certain of our technology or intellectual property assets, and to focus on licensing our intellectual property assets to other companies so as to continue operations for a period that extends at least through the next twelve months.

We were incorporated in California in March 1995 and reincorporated in Delaware in October 2000. The address of our principal executive offices is 2540 Mission College Boulevard, Santa Clara, CA 95054, and our telephone number at that address is (408) 919-3000. Our website address is www.transmeta.com. The information contained in or that can be accessed through our website is not part of this prospectus.

Transmeta®, the Transmeta logo, Crusoe®, the Crusoe logo, Code Morphing®, LongRun®, LongRun2tm, Efficeon® and AntiVirusNXtm are trademarks of Transmeta Corporation in the United States and other countries. All other trademarks or trade names appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

The Offering

Common stock offered by Transmeta in this offering	Up to 2,000,000 shares

Warrants to purchase common stock offered by Transmeta in this offering	Up to 1,000,000 warrants

Common stock to be outstanding immediately after this offering	Up to 12,021,388 shares

Use of proceeds	We intend to use the net proceeds to meet our working capital requirements and fund our operations, which are generating significant losses. See “Use of Proceeds.”

Warrant terms	The warrants will be exercisable on or after March 26, 2008 through and including September 26, 2012, and will be exercisable at a price of $9.00 per share of common stock.

NASDAQ Global Market symbol	TMTA

The total number of shares of common stock outstanding after this offering is based on 10,021,388 shares outstanding as of August 31, 2007, and excludes, as of August 31, 2007:

•	835,764 shares of common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $32.39 per share, under our stock plans;

•	2,503,591 additional shares of common stock reserved for future issuance under our equity incentive plan;

•	14,848 additional shares of common stock reserved for issuance under our employee stock purchase plan;

•	18,252 additional shares of common stock reserved for issuance under various outstanding warrants, at a weighted average exercise price of $25.00 per share;

•	713,470 additional shares of common stock reserved for issuance on conversion of Series B Preferred Stock; and

•	1,000,000 shares of common stock reserved for issuance upon the exercise of the warrants issued hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based upon our current expectations, estimates and projections about our industry, and that reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus supplement or the time of these reports, as applicable. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements concerning anticipated trends or developments in our business and the markets in which we operate, the competitive nature and anticipated growth of those markets, our expectations for our future performance and the market acceptance of our products, our ability to migrate our products to smaller process geometries, and our future gross margins, operating expenses and need for additional capital.

Investors are cautioned that such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties incorporated by reference under “Risk Factors” in this prospectus supplement and described in our filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus supplement may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our common stock and warrant involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock and warrants. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks occurs, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to Our Business

We have a history of losses, and we must successfully execute on our modified business model and restructuring plan if we are to sustain our operations.

For the six months ended June 30, 2007 and the fiscal year ended December 31, 2006, we had negative cash flows from our operations. Except for the second, third, and fourth quarters of fiscal 2005, we have historically reported negative cash flows from operations, because the gross profit, if any, generated from our operations has not been sufficient to cover our operating cash requirements. Since our inception, we have incurred a cumulative loss aggregating $709.2 million, which includes net losses of $30.2 million for the six months ended June 30, 2007, $23.5 million in fiscal 2006, $6.2 million in fiscal 2005, $106.8 million in fiscal 2004, and $87.6 million in fiscal 2003, which losses have reduced stockholders’ equity to $15.2 million at June 30, 2007.

In January 2007, we determined that our existing cash and cash equivalents and short-term investment balances and cash from operations would not be sufficient to fund our operations, planned capital and research and development expenditures for the next twelve months under the business model that we pursued during 2005 and 2006, which model included three significant lines of business: (1) licensing of intellectual property and technology, (2) engineering services, and (3) product sales. Accordingly, and as we announced publicly in February 2007, we are streamlining and restructuring our operations to focus on our core business of developing and licensing intellectual property and technology. In February 2007, we began the initial phase of our restructuring plan by decreasing our worldwide workforce by approximately 75 employees, most of whom worked in our engineering services business, and by initiating closures of our offices in Taiwan and Japan. During March 2007, we further reduced our workforce by approximately 55 employees as we completed our engineering services work for Sony and Microsoft. During the second quarter of 2007, we continued to streamline our operations and reduce our headcount by approximately 10 employees, primarily in general and administrative personnel. As a result of our recent operational streamlining activities, we have ceased to pursue engineering services as a separate line of business, ceased our operations relating to microprocessor production support, and exited the business of selling microprocessor products. In 2007, we will focus on our primary line of business in developing and licensing our advanced technologies and intellectual property.

Based on our evaluation as of the date of this prospectus supplement of our cash requirements and expected cash from operations for fiscal 2007, we have determined that in addition to our planned activities to streamline and restructure our operations, we will also need to raise additional financing in order to fund our operations for a period that extends at least through the next twelve months. Under our business model and current restructuring plan, we expect to reduce our overall operating expenses to align with our current intellectual property and technology licensing opportunities, and to raise additional operating capital as needed to pursue those opportunities. Although we believe that if our restructuring and financing activities under that plan are successful, our existing cash and cash equivalents and short-term investment balances and cash from operations will be sufficient to fund our operations, planned capital and R&D expenditures for at least the next twelve months, we recognize that there is substantial doubt about our ability to continue to operate as a going concern for a period that extends for the next twelve months, and that our ability to continue as a going concern depends upon our successful execution of our restructuring plan.

We might fail to execute our restructuring plan or to operate successfully under our modified business model.

In February 2007, we announced a restructuring plan to focus on our core business of developing and licensing intellectual property and technology. The implementation of our restructuring plan entails significant risks and costs, and we might not succeed in operating under our restructuring plan for many reasons. These reasons include the risks that we might not be able to continue developing viable technologies, achieve market acceptance for our technologies, earn adequate revenues from our licensing business, or achieve sustained profitability. Employee concern about such risks or the effect of our restructuring plan on their workloads or continued employment might cause our employees to seek or accept other employment, depriving us of the human and intellectual capital that we need in order to succeed. Because we necessarily lack historical operating and financial results for our modified business model, it will be difficult for us, as well as for investors, to predict or evaluate our business prospects and performance. Our business prospects must be considered in light of the uncertainties and difficulties frequently encountered by companies undergoing a business transition or in the early stages of development. Our restructuring plan and related changes in our business model might also create uncertainties and cause our stock price to fall and impair our ability to raise additional capital.

We need additional financing under our restructuring plan, but we may not be able to raise any more financing, or financing may only be available on terms unfavorable to us or our stockholders.

Under our current restructuring plan, we expect not only to reduce our overall operating expenses to align with our current intellectual property and technology licensing opportunities, but also to raise additional operating capital as needed to pursue those opportunities.

Because we recognize that there is substantial doubt about our ability to continue to operate as a going concern for a period that extends for the next twelve months, and that our ability to continue as a going concern depends upon our successful execution of our restructuring plan, we have determined that we need to raise significant additional funds through public or private equity or debt financing in order to continue operations under our modified business model. Further, as we continue to develop new technologies in accordance with our modified business model, we might require more cash to fund our operations. A variety of other business contingencies could contribute to our need for funds in the future, including the need to:

•	fund expansion;

•	fund marketing expenditures;

•	develop or enhance our products or technologies;

•	enhance our operating infrastructure;

•	hire additional personnel;

•	respond to customer concerns about our viability;

•	respond to competitive pressures; or

•	acquire complementary businesses or technologies.

If we succeed in raising additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of our then-existing stockholders. For example, in order to raise equity financing, we may decide to sell our stock at a discount to our then current trading price, which may have an adverse effect on our future trading price. Although we can issue unregistered securities, or use other means to register our securities, we might not be able to raise additional financing on terms favorable to us, or at all. If we are unable to raise additional funds or to sustain our operations on a modified business model in the future, we may be unable to continue to operate our business as a going concern, with substantial adverse effects on the value of our common stock and our ability to raise additional capital. This uncertainty may also create concerns among our current and future customers, vendors and licensees as to whether we will be able to fulfill our obligations or, in the case of customers, fulfill their future product or service needs. As a result, our current and prospective customers, licensees and strategic partners might decide not to do business with us, or only do so on less favorable terms and conditions. Employee concern about the future of the business and their continued prospects for employment may cause employees to seek employment elsewhere, depriving us of the human and intellectual capital we need to be successful.

We might lose key technical or management personnel, on whose knowledge, leadership and technical expertise we rely. Such losses could prevent us from operating successfully under our restructuring plan.

Our success under our restructuring plan will depend heavily upon the contributions of our key technical and management personnel, whose knowledge, leadership and technical expertise would be difficult to replace. Many of these individuals have been with us for several years and have developed specialized knowledge and skills relating to our technologies and business. Our restructuring plan has resulted in substantial headcount reductions during the first six months of 2007, and employee concern about the future of the business and their continued prospects for employment may cause our employees to seek employment elsewhere, depriving us of the human and intellectual capital we need to be successful. We have also had substantial turnover in our management team during 2007, including the appointment of Lester M. Crudele as our president and chief executive officer in February 2007 and the appointment of Sujan Jain as our chief financial officer in August 2007, as well as the separation of many former officers from Transmeta during the first half of 2007. During the third quarter of 2007, we have experienced additional planned but significant turnover in our financial management personnel. All of our executive officers and key personnel are employees at will. We have no individual employment contracts and do not maintain key person insurance on any of our personnel. We might not be able to execute on our business model if we were to lose the services of any of our key personnel. If any of these individuals were to leave our company unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor develops the necessary training and experience.

Our restructuring plans and the evolution of our business could place significant strain on our management systems, infrastructure and other resources, and our business may not succeed if we fail to manage it effectively.

Our ability to implement our restructuring plans and to succeed under our modified business plan requires effective planning and management processes. Changes resulting from our restructuring plans could place significant strain on our management systems, infrastructure and other resources, including our financial and managerial controls and procedures. We will also need to motivate, train and manage our workforce. If we fail to manage change effectively, our employee-related costs and employee turnover could increase and our business may not succeed.

We may develop or identify material weaknesses in our internal control over financial reporting.

In compliance with the Sarbanes-Oxley Act of 2002, we test our system of internal control over financial reporting as of December 31 of the applicable fiscal year. In our evaluation as of December 31, 2004, we identified six material weaknesses. A material weakness is a control deficiency, or a combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weaknesses that we had identified affected all of our significant accounts. Certain of those material weaknesses resulted in a restatement of our previously filed financial results for the second quarter of fiscal 2004 and affected the balances of our inventories, other accrued liabilities and cost of revenue accounts. We remediated all of those material weaknesses in our system of internal control over financial reporting in 2005, but our current restructuring plan contemplates workforce reductions affecting our Finance personnel during the second and third quarters of 2007, and we cannot assure you that we will not in the future develop or identify material weaknesses or significant deficiencies in our internal control over financial reporting.

Our lawsuit against Intel for patent infringement will be costly to litigate, could be delayed, could be decided adversely to us, and could adversely affect our intellectual property rights, distract our management and technical staff, and cause our stock price to decline.

In October 2006, we filed a lawsuit against Intel Corporation in the United States District Court for the District of Delaware for infringement of certain Transmeta U.S. patents covering computer architecture and power efficiency technologies. Our complaint, as amended, charges that Intel has infringed and is infringing 11 Transmeta patents by making and selling a variety of microprocessor products including at least Intel’s Pentium III, Pentium 4, Pentium M, Core and Core2 product lines. Our complaint requests an injunction against Intel’s continuing sales of infringing products as well as monetary damages, including reasonable royalties on infringing products, treble damages and attorneys’ fees. Intel filed its Answer in January 2007. Intel denies that it has infringed any of the Transmeta patents and asserts that all of Transmeta’s patents are invalid and unenforceable for inequitable conduct. Intel’s Answer also includes counterclaims against Transmeta alleging that we have infringed seven Intel patents by making and selling our Crusoe and Efficeon families of processor products. Intel requests an injunction against our continuing sales of our processor products as well as monetary damages, including reasonable royalties on infringing products, treble damages and attorneys’ fees. In February 2007, we filed our Reply to Intel’s counterclaims. We deny infringement of any of the Intel patents, and we contend that all of the Intel patents are invalid and that three of the Intel patents are unenforceable for inequitable conduct.

We expect that our lawsuit, if we cannot resolve it before trial, could require several years to litigate, and at this stage we cannot predict the duration or cost of such litigation. In April 2007, at the initial case management conference, the Court set December 1, 2008 as the trial date for our lawsuit, but the trial of our claims against Intel could be delayed for several reasons. For example, in June 2007, Intel filed a motion with the Court to stay our lawsuit pending resolution of requests for reexamination of our 11 patents in suit that Intel began filing with the Patent and Trademark Office in March 2007, five months after we filed our lawsuit against Intel. We filed our opposition to Intel’s stay motion in August 2007, and we and Intel both made supplemental submissions to the Court relating to Intel’s stay motion in September 2007, but there is no hearing date or schedule for the Court to consider Intel’s stay motion. We and Intel are proceeding with our discovery activities and preparation for pretrial hearings and trial in accordance with the Court’s case management order, but it is not possible at this time to predict how or when our patent infringement claims against Intel will be resolved, whether we might be found liable under Intel’s counterclaims, or the nature and extent of any damage awards, and we have not accrued any amount for a potential unfavorable resolution of our lawsuit against Intel.

We also expect that our lawsuit, even if it is determined in our favor or settled by us on favorable terms, will be costly to litigate, and that the cost of such litigation could have an unexpectedly adverse financial impact on our operating results. The litigation could also distract our management team and technical personnel from our other business operations, to the detriment of our business results. It is possible that we might not prevail in our lawsuit against Intel, in which case our costs of litigation would not be recovered, and we could effectively lose some of our patent rights. It is also possible that Intel might respond to our lawsuit by leveraging its dominant commercial and market positions to injure our current and potential business relationships, with adverse affects on our business results. Delays in the litigation, and any or all of these potential adverse results, could cause a substantial decline in our stock price.

We may be unable to protect our proprietary technologies and defend our intellectual property rights. Our competitors might gain access to our technologies, and we might not compete successfully in our markets.

We believe that our success will depend in part upon our proprietary technologies and intellectual property. We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect our proprietary technologies and intellectual property. These legal protections provide only limited protection and may be time consuming and expensive to obtain and enforce. If we fail to protect our proprietary rights adequately, our competitors or potential licensees might gain access to our technology. As a result, our competitors might use or offer similar technologies, and we might not be able to compete successfully. Moreover, despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products and technologies, and obtain and use information that we regard as proprietary. Also, our competitors may independently develop similar, but not infringing, technologies, duplicate our technologies, or design around our patents or our other intellectual property. In addition, other parties may breach confidentiality agreements or other protective contracts with us, and we may not be able to enforce our rights in the event of these breaches. Furthermore, the laws of many foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. We may be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties based on our proprietary rights. Any litigation surrounding our rights could force us to divert important financial and other resources from our business operations.

Our pending patent applications may not be approved, and our patents, including any patents that may issue as a result of our patent applications, may not provide us with any competitive advantage or may be challenged by third parties. For example, beginning in March 2007, several months after we brought action against Intel for infringing certain of our patents, Intel filed requests to have those of our patents in suit reexamined by the Patent and Trademark Office (PTO), and the PTO has granted all of Intel’s requests for reexamination as of September 2007. Such proceedings can be expensive and time consuming, perhaps taking several years to complete, and the schedule for such proceedings is difficult to predict and could be delayed for many reasons, including the increasing popularity of such proceedings. For example, the PTO has so far taken an initial action in only one of the 11 patent reexamination proceedings requested by Intel, and the timing of such proceedings is uncertain and can be delayed by many factors, including PTO workload. Our patents might not be upheld, or their claims could be narrowed through amendment, as a result of such proceedings. For example, in one of the reexamination proceedings initiated by Intel, we have proposed to amend certain claims of one of our patents by adding a limitation that we believe would improve those claims. Even the pendency of such proceedings may interfere with or impair our ability to enforce or license our patent rights.

We may fail to meet the continued listing requirements of the NASDAQ Global Market, which may cause our stock to be delisted and result in reduced liquidity of our stock, reduce the trading price of our stock, and impair our ability to raise financing.

We have previously received notices of potential delisting of our stock from the NASDAQ National Market, now known as the NASDAQ Global Market, based on our failure to satisfy certain continued listing requirements of the NASDAQ Global Market, and we may be unable to satisfy those requirements in the future. To maintain our listing on the NASDAQ Global Market, we are required, among other things, both to make timely regular filings of periodic reports with the SEC and to maintain a minimum bid price per share of at least $1.00. On March 21, 2007, we received a letter from the NASDAQ Stock Market indicating that we were not in compliance with the NASDAQ Stock Market’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion. To regain compliance with the minimum bid price rule, the bid price of our common stock was required to close at or above $1.00 per share for a minimum of 10 consecutive business days before September 17, 2007. On August 17, 2007, we effected a one-for-20 reverse stock split, and the bid price of our common stock has closed above $1.00 per share from August 17, 2007 through the date of this prospectus supplement. If we are unable to maintain compliance with this or other listing requirements, our common stock may be delisted from the NASDAQ Global Market. Delisting from the NASDAQ Global Market would adversely affect the trading price and limit the liquidity of our common stock and therefore cause the value of an investment in our company to substantially decrease. If our common stock were to be delisted, holders of our common stock would be less able to purchase or sell shares as quickly and as inexpensively as they have done historically. For instance, failure to obtain listing on another market or exchange may make it more difficult for traders to sell our securities. Broker-dealers may be less willing or able to sell or make a market in our common stock. The loss or discontinuation of our NASDAQ Global Market listing may result in a decrease in the trading price of our common stock due to a decrease in liquidity, reduced analyst coverage and less interest by institutions and individuals in investing in our common stock.

Our licensing business depends on maintaining and increasing our LongRun2 licensing revenue, and we might be unsuccessful in our efforts to license our LongRun2 technology to other parties.

Our licensing business depends on our successful completion of our obligations under our license agreements as well as our attraction of new licensees. Most of our licensing revenue is currently associated with international customers. Our ability to enter into new LongRun2 licensing agreements depends in part upon the adoption of our LongRun2 technology by our licensees and potential licensees, and the success of the products incorporating our technology sold by licensees. While we anticipate that we will continue our efforts to license our technology to licensees, we cannot predict the timing or the extent of any future licensing revenue, and recent levels of license revenues may not be indicative of future periods.

We have limited visibility regarding when and to what extent our licensees will use our LongRun2 or other licensed technologies.

We have not yet earned nor received any significant royalties from any of our LongRun2 licensees. Our receipt of royalties from our LongRun2 licenses depends on our licensees’ incorporating our technology into their manufacturing and products, bringing their products to market, and the success of their products. Our licensees are not contractually obligated to manufacture, distribute or sell products using our licensed technologies. Thus, our entry into and our full performance of our obligations under our LongRun2 licensing agreements do not necessarily assure us of any future royalty revenue. Any royalties that we are eligible to receive are based upon our licensees’ use of our licensed technologies and, as a result, we do not have direct access to information that would enable us to forecast the timing and amount of any future royalties. Factors that negatively affect our licensees and their customers could adversely affect our future royalties. The success of our licensees is subject to a number of factors, including:

•	the competition that our licensees face and the market acceptance of their products;

•	the pricing policies of our licensees for their products incorporating our technology;

•	the engineering, marketing and management capabilities of our licensees and technical challenges unrelated to our technology that they face in developing their products; and

•	the financial and other resources of our licensees.

Because we do not control the business practices of our licensees and their customers, we have little influence on the degree to which our licensees promote our technology.

We face intense competition in the development of advanced technologies. Many of our competitors are much larger than we are and have significantly greater resources. We may not be able to compete effectively.

The development of power management and transistor leakage control technologies is an emerging field subject to rapid technological change, and our competition for licensing such technologies, and providing related services, is unknown and could increase. Our LongRun2 technologies are highly proprietary and, though the subject of patents and patents pending, are marketed primarily as trade secrets subject to strict confidentiality protocols. Although we are not aware of any other company having developed, offered or demonstrated any comparable power management or leakage control technologies, we note that most semiconductor companies have internal efforts to reduce transistor leakage and power consumption in current and future semiconductor products. Indeed, all of our current and prospective licensees are larger, technologically sophisticated companies, which generally have significant resources and internal efforts to develop their own technological solutions.

If we do not keep pace with technological change, our technology offerings may not be competitive and our revenue and operating results may suffer.

The semiconductor industry is characterized by rapid technological change, frequent new product introductions and enhancements, and ongoing customer demands for greater performance. As a result, our technology offerings may not be competitive if we fail to develop and introduce new technology or technology enhancements that meet evolving customer demands. It may be difficult or costly for us, or we may not be able, to enhance existing technologies to fully meet customer demands, particularly in view of our restructuring plan.

We might experience payment disputes for amounts owed to us under our LongRun2 licensing agreements, and this may harm our results of operations.

The standard terms of our LongRun2 license agreements require our licensees to document the royalties owed to us from the sale of products that incorporate our technology and report this data to us on a quarterly basis. While standard license terms give us the right to audit books and records of our licensees to verify this information, audits can be expensive, time consuming, and potentially detrimental to our ongoing business relationship with our licensees. Our failure to audit our licensees’ books and records may result in us receiving more or less royalty revenues than we are entitled to under the terms of our license agreements. The result of such royalty audits could result in an increase, as a result of a licensee’s underpayment, or decrease, as a result of a licensee’s overpayment, to previously reported royalty revenues. Such adjustments would be recorded in the period they are determined. Any adverse material adjustments resulting from royalty audits or dispute resolutions may result in us missing analyst estimates and causing our stock price to decline. Royalty audits may also trigger disagreements over contract terms with our licensees and such disagreements could hamper customer relations, divert the efforts and attention of our management from normal operations and impact our business operations and financial condition.

We currently derive a substantial portion of our revenue from a small number of customers and licensees, and our revenue would decline significantly if any major customer were to cancel, reduce or delay a transaction relating to our products, licenses and services.

Our customer base is highly concentrated. For example, revenue from one customer accounted for 79% of our revenue during the six months ended June 30, 2007 and two customers in the aggregate accounted for 97% of total revenue during fiscal 2006. We expect that a small number of customers will continue to account for a significant portion of our revenue.

Our customers and licensees are significantly larger than we are and have bargaining power to demand changes in terms and conditions of our agreements. The loss of any major customer or licensee, or delays in delivery or performance under our agreements, could significantly reduce or delay our recognition of revenue.

Our technologies may infringe the intellectual property rights of others, which may cause us to become subject to expensive litigation, cause us to incur substantial damages, require us to pay significant license fees or prevent us from licensing our technologies.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products and technologies do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others. In addition, leading companies in the semiconductor industry have extensive intellectual property portfolios with respect to semiconductor technology. From time to time, third parties, including these leading companies, may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related methods that are important to us. We expect that we may become subject to infringement claims as the number of products and competitors in our target markets grows. We have received, and may in the future receive, communications from third parties asserting patent or other intellectual property rights covering our products. Litigation may be necessary in the future to defend against claims of infringement or invalidity, to determine the validity and scope of the proprietary rights of others, to enforce our intellectual property rights, or to protect our trade secrets. We may also be subject to claims from customers for indemnification. Any resulting litigation, regardless of its resolution, could result in substantial costs and diversion of resources.

If it were determined that our technologies infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially reengineer our technologies in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or to reengineer our technologies successfully. Moreover, if we were to be sued for infringement and lose the suit, we could be required to pay substantial damages or be enjoined from licensing or using the infringing technology. Any of the foregoing could cause us to incur significant costs and prevent us from licensing our technologies.

Any dispute regarding our intellectual property may require us to indemnify certain licensees or third parties, the cost of which could severely hamper our business operations and financial condition.

In any potential dispute involving our patents or other intellectual property, our licensees could also become the target of litigation. Our LongRun2 license agreements and certain of our development services agreements provide limited indemnities. Our indemnification obligations could result in substantial expenses. In addition to the time and expense required for us to supply such indemnification to our licensees, a licensee’s development, marketing and sales of licensed products incorporating our LongRun2 technology could be severely disrupted or shut down as a result of litigation, which in turn could severely hamper our business operations and financial condition.

We have significant international business relationships, which expose us to risk and uncertainties.

We have licensed, and in the future we expect to license, our technologies to customers in Asia. In attempting to conduct and expand business internationally, we are exposed to various risks that could adversely affect our international operations and, consequently, our operating results, including:

•	difficulties and costs of servicing international customers;

•	fluctuations in currency exchange rates;

•	unexpected changes in regulatory requirements, including imposition of currency exchange controls;

•	longer accounts receivable collection cycles;

•	import or export licensing requirements;

•	potentially adverse tax consequences;

•	major public health concerns, such as SARS;

•	political and economic instability, for example as a result of tensions between Taiwan and the People’s Republic of China; and

•	potentially reduced protection for intellectual property rights.

Our operating results are difficult to predict and fluctuate significantly. A failure to meet the expectations of securities analysts or investors could result in a substantial decline in our stock price.

Our operating results fluctuate significantly from quarter to quarter, and we expect that our operating results will fluctuate significantly in the future as a result of one or more of the risks described in this section or as a result of numerous other factors. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. Our stock price has declined substantially since our stock began trading publicly. If our future operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price would likely decline from current levels.

A large portion of our expenses, including rent and salaries, is fixed or difficult to reduce. Our expenses are based in part on expectations for our revenue. If our revenue does not meet our expectations, the adverse effect of the revenue shortfall upon our operating results may be acute in light of the fixed nature of our expenses.

The price of our common stock has been volatile and is subject to wide fluctuations.

The market price of our common stock has been volatile and is likely to remain subject to wide fluctuations in the future. Many factors could cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new products or new pricing policies by us or by our competitors;

•	acquisitions or strategic alliances by us or by our competitors;

•	recruitment or departure of key personnel;

•	the gain or loss of significant customers; and

•	changes in the estimates of our operating performance or changes in recommendations by securities analysts.

In addition, the stock market generally and the market for semiconductor and other technology-related stocks in particular experienced a decline during 2000, 2001 and through 2002, and could decline from current levels, which could cause the market price of our common stock to fall for reasons not necessarily related to our business, results of operations or financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Accordingly, you may not be able to resell your shares of common stock at or above the price you paid. Securities litigation is often brought against a company following a period of volatility in the market price of its securities, and we have been subject to such litigation in the past. Any such lawsuits in the future will divert management’s attention and resources from other matters, which could also adversely affect our business and the price of our stock.

Our certificate of incorporation and bylaws, stockholder rights plan and Delaware law contain provisions that could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	establishing a classified board of directors so that not all members of our board may be elected at one time;

•	providing that directors may be removed only “for cause” and only with the vote of 66 2/3% of our outstanding shares;

•	requiring super-majority voting to amend some provisions in our certificate of incorporation and bylaws;

•	authorizing the issuance of “blank check” preferred stock that our board could issue to increase the number of shares outstanding and to discourage a takeover attempt;

•	limiting the ability of our stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders; and

•	establishing advance notice requirements for nominations for election to our board or for proposals that can be acted upon by stockholders at stockholder meetings.

In addition, the stockholder rights plan, which we implemented in 2002, and Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control.

Risks Related to this Offering

Our management will have broad discretion in allocating the net proceeds from this offering, which might not be used effectively.

We intend to use the net proceeds from this offering to fund our working capital requirements and fund our operations. We have not yet determined the amount of net proceeds that we will use for any specific purpose. Accordingly, our management will retain broad discretion as to the allocation of the net proceeds of this offering. The failure of management to apply these funds effectively could negatively impact our business and prospects.

You will experience immediate and substantial dilution.

The public offering price is higher than the book value per share of our common stock. Investors purchasing common stock and warrants in this offering will, therefore, incur immediate dilution as set forth below in the Section entitled “Dilution.” Investors could also incur additional dilution upon the exercise of outstanding stock options and warrants. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The price of our common stock has been volatile and is subject to wide fluctuations.

The market price of our common stock has been volatile and is likely to remain subject to wide fluctuations in the future. Many factors could cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new products or new pricing policies by us or by our competitors;

•	acquisitions or strategic alliances by us or by our competitors;

•	recruitment or departure of key personnel;

•	the gain or loss of significant orders;

•	the gain or loss of significant customers; and

•	changes in the estimates of our operating performance or changes in recommendations by securities analysts.

The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, you may not be able to resell your shares of common stock at or above the price you paid. Securities litigation is often brought against a company following a period of volatility in the market price of its securities, and we have been subject to such litigation in the past. Any such lawsuits in the future will divert management’s attention and resources from other matters, which could also adversely affect our business and the price of our stock.

Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly.

The market price of our common stock could decline as a result of sales, or the perceived possibility of sales, by our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

The lock-up agreements delivered by our directors, officers and holders of 5% of the outstanding shares of our common stock to the placement agent in connection with this offering generally provide that they will not dispose of their shares of our common stock for a period of 90 days after the date of this prospectus supplement. The placement agent has no pre-established conditions to waiving the terms of the lock-up agreements, and any decision by them to waive those conditions would depend on a number of factors, which may include market conditions, the performance of the common stock in the market and our financial condition at that time.

Our certificate of incorporation and bylaws, stockholder rights plan and Delaware law contain provisions that could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	establishing a classified board of directors so that not all members of our board may be elected at one time;

•	providing that directors may be removed only “for cause” and only with the vote of 66 2/3% of our outstanding shares;

•	requiring super-majority voting to amend some provisions in our certificate of incorporation and bylaws;

•	authorizing the issuance of “blank check” preferred stock that our board could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	limiting the ability of our stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders; and

•	establishing advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, the stockholder rights plan, which we implemented in 2002, and Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control.

We do not anticipate declaring any cash dividends on our common stock and you must reply on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Furthermore, we are subject to various laws and regulations that may restrict our ability to pay dividends and we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends. Accordingly, the success of your investment in our securities will likely depend entirely upon any future appreciation. There is no guarantee that our securities will appreciate in value after the offering or even maintain the price at which you purchased your shares, you may not realize a return on your investment in our securities and you may lose your entire investment in our securities.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus supplement and the accompanying prospectus will be $11.6 million, after deducting the placement agent’s fees and estimated offering expenses and assuming that we sell the maximum number of units offered hereby. In addition, if all of the warrants offered by this prospectus supplement are exercised in full for cash, we will receive an additional $9.0 million. There can be no assurance we will sell any or all of the securities offered hereby. Because there is no minimum offering amount required as a condition to closing this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. We intend to use the net proceeds from the sale of the common stock offered by this prospectus supplement and the accompanying prospectus to meet our working capital requirements and fund our operations, which are generating significant losses. We may invest the net proceeds temporarily until we use them for their stated purpose.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2007:

•	on an actual basis;

•	on a pro forma basis to give effect to (i) the sale to Advanced Micro Devices, Inc. on July 3, 2007 of 1,000,000 shares of our Series B Preferred Stock, par value $0.00001 per share, in consideration for $7.5 million cash, with net proceeds of approximately $7.0 million, and (ii) the reverse split of our common stock effected on August 17, 2007 at a ratio of one-for-20 shares, together with a corresponding reduction in the number of authorized shares of our common stock; and

•	on a pro forma as adjusted basis to reflect the adjustments described above and to further give effect to the sale of up to 2,000,000 shares of common stock and warrants to purchase up to an aggregate of 1,000,000 shares of common stock offered by us in this offering at a public offering price of $6.40 per unit, after deducting the placement agent’s fees and estimated offering expenses payable by us (but not assuming exercise of the warrants).

	As of June 30, 2007
			Pro Forma
	Actual	Pro Forma	As Adjusted
	(in thousands, except share data) (unaudited)

Long-term payables, net of current portion	$1,200	$1,200	$1,200

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value, at amounts paid in; Authorized shares — 5,000,000 actual, pro forma and pro forma as adjusted. Issued and outstanding shares — None actual and 1,000,000 issued and outstanding pro forma and pro forma as adjusted	0	6,966	6,966
Common stock, $0.00001 par value, at amounts paid in; Authorized shares — 1,000,000,000 actual and 50,000,000 pro forma and pro forma as adjusted. Issued and outstanding shares — 200,880,149 actual, 10,044,007 pro forma and 12,044,007 pro forma as adjusted	726,823	726,823	738,423
Treasury stock — 796,875 actual and 39,843 pro forma and pro forma as adjusted	(2,439)	(2,439)	(2,439)
Accumulated other comprehensive loss	7	7	7
Accumulated deficit	(709,225)	(709,225)	(709,225)

Total stockholders’ equity	15,166	22,132	33,732

Total capitalization	$16,366	$23,332	$34,932

The number of shares of common stock outstanding as of June 30, 2007 in the table above excludes, as of August 31, 2007:

•	835,764 shares of common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $32.29 per share, under our stock plans;

•	2,503,591 additional shares of common stock reserved for future issuance under our equity incentive plan;

•	14,848 additional shares of common stock reserved for issuance under our employee stock purchase plan;

•	18,252 additional shares of common stock reserved for issuance under various outstanding warrants, at a weighted average exercise price of $25.00 per share;

•	713,470 additional shares of common stock reserved for issuance on conversion of Series B Preferred Stock; and

•	1,000,000 shares of common stock reserved for issuance upon the exercise of the warrants issued hereunder.

DILUTION

If you invest in our common stock and warrants in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price and the net tangible book value per share of our common stock after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding into our total tangible assets (total assets less intangible assets) less total liabilities and the liquidation value of our preferred stock. Our net tangible book value as of June 30, 2007, adjusted pro forma for the preferred stock issue, was approximately $8.8 million, or approximately $0.88 per share.

After giving effect to the sale of up to 2,000,000 shares of common stock and warrants to purchase up to an aggregate of 1,000,000 shares of common stock offered by us in this offering at a public offering price of $6.40 per unit, net of the payment agent’s fees and estimated offering expenses, and excluding any proceeds received upon exercise of warrants, our as adjusted net tangible book value as of June 30, 2007, including pro forma adjustment for the preferred stock issue, would have been approximately $20.4 million, or approximately $1.70 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.82 per share to existing stockholders, and an immediate dilution of $4.70 per share to investors participating in this offering.

The following table illustrates this per share dilution:

Public offering price per unit		$6.40
Net tangible book value per share as of June 30, 2007, including the preferred stock issue, pro forma	$0.88
Increase in pro forma net tangible book value per share attributable to new investors	0.82
Adjusted net tangible book value per share after this offering, including the preferred stock issue, pro forma		1.70

Dilution per share to new investors		$4.70

The number of shares outstanding as of August 31, 2007 excludes, as of August 31, 2007:

•	835,764 shares of common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $32.39 per share, under our stock plans;

•	2,503,591 additional shares of common stock reserved for future issuance under our equity incentive plan;

•	14,848 additional shares of common stock reserved for issuance under our employee stock purchase plan;

•	18,252 additional shares of common stock reserved for issuance under various outstanding warrants, at a weighted average exercise price of $25.00 per share;

•	713,470 additional shares of common stock reserved for issuance on conversion of Series B Preferred Stock; and

•	1,000,000 shares of common stock reserved for issuance upon the exercise of the warrants issued hereunder.

To the extent that any options are exercised, new options or shares of common stock are issued under our equity incentive plan or employee stock purchase plan or we issue additional shares of common stock in the future, there could be further dilution to investors participating in this offering.

DESCRIPTION OF WARRANTS

The warrants represent the right to purchase up to 1,000,000 shares of common stock at an initial exercise price equal to $9.00 per share. Each warrant may be exercised at any time and from time to time on or after the six month anniversary of the original issue date and through and including September 26, 2012.

Exercise.  Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) an exercise notice, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a warrant not exercised prior to the expiration date shall be and become void and of no value. We provide certain buy-in rights to a holder if we fail to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of such stock certificate is required by the warrant. The buy-in rights apply if after such third trading day the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

•	pay cash to the holder in an amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to holder a certificate or certificates representing such number of shares of common stock.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock underlying the warrants. This option entitles the warrant holder to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Fundamental Transaction.  If, at any time while the warrant is outstanding, (1) we reorganize our capital, reclassify our capital stock, pay a dividend in, or make a distribution of, shares of our capital stock (other than our common stock) to holders of our outstanding common stock, (2) consolidate or merge with or into another corporation (where we are not the surviving corporation or where there is a change in or distribution with respect to our common stock), or (3) sell, transfer or otherwise dispose of our property, assets or business to another corporation and, as a result thereof, shares of common stock of the successor or acquiring corporation, or any cash, shares of capital stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights), are to be received by or distributed to the holders of our common stock (in any such case, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant (the “Alternate Consideration”). Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such Alternate Consideration as the Holder may be entitled to purchase, and the other obligations under the warrant.

In the event of certain “fundamental transactions,” such as a consolidation or merger in which the holders of our voting power do not continue to hold a majority of the voting power of the surviving entity or a sale of all or substantially all of our assets, the holders of the warrants will be entitled to receive, in lieu of our common stock and at the holders’ option, cash in an amount equal to the value of the remaining unexercised portion of the warrant on the date of the transaction determined using a Black-Scholes option pricing model with an expected volatility equal to the 100 day historical price volatility obtained from Bloomberg L.P. as of the trading day immediately prior to the public announcement of the transaction.

Delivery of Certificates.  Upon the holder’s exercise of a warrant, we will promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant, free of restrictive legends. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System or another established clearing corporation performing similar functions.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits and combinations of our common stock. If we make or issue a dividend or other distribution payable in securities of the company other than shares of common stock, or in cash or other property, then each holder’s warrant will become the right to receive, upon exercise of such warrant, in addition to the number of shares of common stock issuable under the warrant, the same kind and amount of securities, cash or other property as it would have been entitled to receive upon the occurrence of such transaction, if the warrant had been exercised immediately prior to such transaction.

Notice of Corporate Action.  We will provide notice to holders of the warrants to provide such holders with a practical opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidence of our indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

•	any capital reorganization of our company, any reclassification or recapitalization of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, another corporation; or

•	a voluntary or involuntary dissolution, liquidation or winding up of our company.

Limitations on Exercise.  The number of warrant shares that may be acquired by the holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Additional Provisions.  The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a current report on Form 8-K that will be incorporated herein by reference. We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated September 20, 2007, we have engaged A.G. Edwards & Sons, Inc. to act as our exclusive placement agent in connection with an offering of our shares of common stock and warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agency agreement, the placement agent has agreed to be our exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by us of our shares of common stock and warrants in a proposed takedown from our shelf registration statement. The terms of any such offering will be subject to market conditions and negotiations between us, the placement agent and prospective purchasers. The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock and warrants, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We will enter into subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.

Unless purchasers instruct us otherwise, we will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the shares of our common stock and warrants offered pursuant to this prospectus supplement. The warrants will be issued in registered physical form. We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about September 26, 2007.

We have agreed to pay the placement agent a total placement fee equal to 6.0% of the gross proceeds of this offering (excluding any proceeds from exercise of the warrants) and to reimburse the placement agent for its reasonable costs and expenses incurred by it in connection with this offering, including the fees, disbursements and other charges of counsel to the placement agent. Reimbursable costs and expenses payable by us for securities sold pursuant to the registration statement of which this prospectus supplement is a part will not exceed $750,000.

In compliance with the guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum consideration or discount to be received by any FINRA member may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

We and each of our directors and executive officers have agreed to certain restrictions on the ability to sell shares of our common stock and other securities that they beneficially own, including securities convertible into or exercisable or exchangeable for our common stock, for a period of 90 days following the date of this prospectus supplement. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not, directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock, without the prior written consent of the placement agent. Notwithstanding the foregoing, if (x) during the last 17 days of such 90-day period, we announce that we will release earnings results or publicly announce other material news or a material event relating to us occurs or (y) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the placement agent waives, in writing, such extension. At any time and without public notice, the placement agent may in its sole discretion release all or some of the securities from these lock-up agreements.

The placement agency agreement with A.G. Edwards & Sons, Inc. will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The placement agent and its affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

LEGAL MATTERS

The validity of the common stock and warrants offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Members of the firm of Fenwick & West LLP hold a total of approximately 46,000 shares of our common stock. Pillsbury Winthrop Shaw Pittman LLP, San Francisco and Palo Alto, California, is acting as counsel for the placement agent in connection with certain legal matters relating to this offering.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Reports and other information concerning us may also be inspected at the offices of the NASDAQ Global Market at 1735 K Street, N.W., Washington, D.C. 20006

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus supplement). You should direct any requests for copies to: Transmeta Corporation, 2540 Mission College Boulevard, Santa Clara, CA 95054, Attention: Investor Relations, Telephone: (650) 919-3000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 30, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2007;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007 filed with the SEC on May 15, 2007 and August 14, 2007, respectively;

•	our current reports on Form 8-K filed with the SEC on January 16, 2007, February 7, 2007, February 27, 2007 (filed under Item 5.02), March 27, 2007, April 2, 2007, June 20, 2007, July 9, 2007, August 20, 2007, August 21, 2007, September 6, 2007 and September 20, 2007;

•	our proxy statement for our 2007 annual meeting of stockholders;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 20, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	the description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities that we may offer with this prospectus are sold.

We are not, however, incorporating by reference, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may obtain copies of these documents from us, free of cost, by contacting us at Transmeta Corporation, 2540 Mission College Boulevard, Santa Clara, CA 95054, Attention: Investor Relations, Telephone: (650) 919-3000.

Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update information contained in this prospectus supplement or that was previously incorporated by reference into this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

PROSPECTUS

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus includes a general description of the shares of common stock, shares of preferred stock, debt securities and warrants we may issue from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest.

The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000.

Our common stock trades on the Nasdaq Global Market under the symbol “TMTA.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we may offer from time to time shares of common stock, shares of preferred stock, debt securities and warrants in one or more offerings up to an aggregate dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, in addition to this prospectus we will provide you with a prospectus supplement that will contain more specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference” on page 21.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. We are not making an offer of these securities in any jurisdiction where the offer is not permitted

Unless the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “Transmeta” refer to Transmeta Corporation, a Delaware corporation.

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PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Transmeta Corporation

Transmeta develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. In 2003, we began diversifying our business model to establish a revenue stream based upon the licensing of certain of our intellectual property and advanced computing and semiconductor technologies. In 2005, we further modified our business model to further leverage our intellectual property rights and to increase our business focus on licensing our advanced power management and other proprietary technologies, as well as to provide microprocessor design and engineering services to other companies. During 2005 and 2006, we pursued three lines of business: (1) licensing of intellectual property and technology, (2) engineering services, and (3) product sales.

In January 2007, we concluded that if we were to continue all three lines of business under the business model that we pursued through our fiscal year ended December 31, 2006, our existing cash and cash equivalents and short-term investment balances and cash from operations would not be sufficient to fund our operations, planned capital and research and development expenditures for the next 12 months. Accordingly, we began streamlining and restructuring our operations to focus on our core business of developing and licensing intellectual property and technology. As a result of these operational streamlining activities, we have ceased to pursue engineering services as a separate line of business, ceased our operations relating to microprocessor production support, and exited the business of selling microprocessor products. In 2007, we will focus on our primary line of business in developing and licensing our advanced technologies and intellectual property.

We were incorporated in California in March 1995 and reincorporated in Delaware in October 2000. The address of our principal executive offices is 3990 Freedom Circle, Santa Clara, California 95054, and our telephone number at that address is (408) 919-3000. Our website address is www.transmeta.com. The information contained in or that can be accessed through our website is not part of this prospectus.

Ratio of Earnings to Fixed Charges and Preferred Dividends

The following table presents our historical ratios of earnings to fixed charges for the periods indicated (in thousands):

						Three Months
						Ended
	Years Ended December 31,					March 31,
	2002	2003	2004	2005	2006	2007

Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Deficiency	$109,365	$87,159	$106,687	$5,817	$23,222	$18,666

For the purpose of this computation, earnings are defined as pretax income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense and amortized discounts related to indebtedness. The deficiency represents the shortfall in earnings required to cover fixed charges and preferred dividends.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities and warrants, or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $50,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.00001 per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.

Preferred Stock

We may offer shares of our preferred stock, par value $0.00001 per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be entitled to payment only after payment on our senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture or indentures between us and U.S. Bank National Association, as the trustee. In this document, we have summarized general features of the debt securities from the indentures. We encourage you to read the indentures, which are exhibits to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our board of directors will determine the terms of the warrants.

Plan of Distribution

We may sell the securities offered by this prospectus through underwriters, agents, dealers, directly to one or more purchasers or through any combination of these methods of sale. We may distribute these securities from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement for the securities we sell will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, and public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based upon our current expectations, estimates and projections about our industry, and that reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of these reports, as applicable. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements concerning anticipated trends or developments in our business and the markets in which we operate, the competitive nature and anticipated growth of those markets, our expectations for our future performance and the market acceptance of our products, our ability to migrate our products to smaller process geometries, and our future gross margins, operating expenses and need for additional capital.

Investors are cautioned that such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties incorporated by reference under “Risk Factors” in this prospectus and described in our filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider, in light of their particular investment objectives and financial circumstances, the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement pertaining thereto and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we will use the net proceeds from the sale of securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include capital expenditures, repayment of debt, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratios of earnings to fixed charges for the periods indicated (in thousands):

						Three Months
						Ended
	Years Ended December 31,					March 31,
	2002	2003	2004	2005	2006	2007

Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Deficiency(1)	$109,365	$87,159	$106,687	$5,817	$23,222	$18,666

(1)	Refer to Exhibit 12.1 to this prospectus for the computation of deficiency.

PLAN OF DISTRIBUTION

We may sell shares of our common stock, shares of our preferred stock, debt securities and warrants through underwriters, agents, dealers, directly to one or more purchasers or through any combination of these methods of sale. We may distribute these securities from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time.

The prospectus supplement for the securities we sell will describe that offering, including:

•	the identity of any underwriters, dealers or agents who purchase securities, as required;

•	the amount of securities sold, the public offering price and consideration paid, and the proceeds we will receive from that sale;

•	the place and time of delivery for the securities being sold;

•	whether or not the securities will trade on any securities exchanges or markets;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	any other material terms of the distribution of securities.

Use of Underwriters, Agents and Dealers

We may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters may sell these securities to or through dealers. Alternatively, we may sell the securities in this offering directly to one or more dealers, who would act as a principal or principals. Dealers may then resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

We may also sell the securities offered with this prospectus through other agents designated by us from time to time. We will identify any agent involved in the offer or sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time.

Underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the securities may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M, which limits the timing of purchases and sales of securities by participants in a distribution, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification and Contribution

We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

Stabilization

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on Nasdaq

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing arrangement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which is listed on the Nasdaq Global Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

With this prospectus, we may offer common stock, preferred stock, debt securities and warrants, or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $50,000,000.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement.

COMMON STOCK

The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries. Our amended and restated certificate of incorporation and restated bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our amended and restated certificate of incorporation provides that we have authority to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of June 29, 2007, there were

200,383,274 shares of common stock outstanding. Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. They do not have cumulative voting rights. Common stockholders do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock, which we may designate and issue in the future. We will describe the specific terms of any common stock we may offer in a prospectus supplement.

Stockholder Rights Agreement

On January 10, 2002, our board of directors declared a dividend of one stock purchase right for each share of common stock outstanding on January 18, 2002, and each share of common stock issued after that date until the earliest of a distribution date, redemption date or final expiration date described in the rights agreement. The rights are transferable with our common stock until they become exercisable, but the rights are not exercisable until the distribution date described in the rights agreement. Generally, the distribution date under the rights agreement will not occur until a person or a group acquires or makes a tender offer for 15 percent or more of our outstanding common stock. The rights expire on January 17, 2012, unless the date is extended or we redeem or exchange them at an earlier date. When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) at a price of $21.00, subject to adjustments in certain circumstances.

Generally, if any person or group acquires 15 percent or more of our outstanding common stock, the rights holders will be entitled to receive upon exercise that number of shares of common stock that at the time have a market value equal to twice the exercise price of the right. If we are acquired in a business combination, the rights holders will be entitled to receive upon exercise that number of shares of common stock of the acquiring company that, at the time, will have a market value equal to twice the exercise price of the right.

At any time prior to such time as a person or group acquires 15 percent of more of our outstanding common stock, our board of directors has the right to redeem the rights in certain circumstances for $0.00001 per share, subject to adjustment.

At any time after any person or group acquires 15 percent or more of our outstanding common stock and prior to the acquisition by such person or group of 50% of more of the outstanding common stock, our board of directors may exchange the rights at an exchange ratio of one common share or one one-hundredth of a share of Series A Preferred Stock per right, subject to adjustment.

Upon exercise of the right to purchase shares of Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to 100 votes for each share held on all matters submitted to a vote of our stockholders. Each holder of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds available, quarterly dividends payable in cash on the first day of March, June, September and December of each year. The Series A Preferred Stock will not be redeemable. If there is a liquidation, dissolution or winding up of the company, the holders of Series A Preferred Stock will be entitled to receive prior and in preference to any distribution to holders of common stock, the amount of $1.00 per share for each share of Series A Preferred Stock held by them, and thereafter, the holders of Series A Preferred Stock will be entitled to receive an aggregate amount per share, equal to 100 times the aggregate amount to be distributed per share to holders of common stock plus an amount equal to any accrued and unpaid dividends. If there is a merger of the company, then each share of Series A Preferred Stock will be exchanged or changed into an amount per share, equal to 100 times the aggregate amount of stock, securities, cash or property into which each share of common stock is changed or exchanged. The powers, preferences and rights of the holders of Series A Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

The rights agreement is designed to protect our long-term value for our shareholders during any future unsolicited acquisition attempt. The rights plan may make an unsolicited takeover more difficult or less likely to occur and may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Common Stock

We have adopted and maintain equity incentive and stock purchase plans pursuant to which we are authorized to issue stock, stock options and other types of compensation for employees, consultants and other persons who provide services to us. Our employees are also given the right to purchase our common stock at favorable purchase prices under some of these plans. As of June 29, 2007, we had outstanding options to acquire approximately 22,665,261 shares of common stock under these plans. We have reserved approximately an additional 48,453,139 shares of common stock for future issuance under these plans.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which, under certain circumstances, may make it more difficult for a person who would be an “Interested Stockholder,” as defined in Section 203, to effect various business combinations with us for a three-year period. Under Delaware law, a corporation’s certificate of incorporation or restated bylaws may exclude a corporation from the restrictions imposed by Section 203. Our amended and restated certificate of incorporation and restated bylaws do not exclude us from the restrictions imposed under Section 203.

Charter Provisions

Our board of directors currently consists of seven members. Our amended and restated certificate of incorporation and restated bylaws provide for a staggered board of directors divided into three classes with the term of office of the first class, Class I, to expire at the 2010 annual meeting of stockholders; the term of office of the second class, Class II, to expire at the 2008 annual meeting of stockholders; the term of office of the third class, Class III, to expire at the 2009 annual meeting of stockholders; and for each term thereafter to expire at each third succeeding annual meeting of stockholders after the corresponding election.

Our amended and restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by law. Our restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in our restated bylaws are not exclusive.

Our restated bylaws require that nominations for our board of directors made by the stockholders and proposals by stockholders seeking to have any business conducted at a stockholders’ meeting comply with particular notice procedures. A notice by a stockholder of a planned nomination or of proposed business must generally be given not later than 75 days nor earlier than 105 days prior to the date of the meeting. A stockholder’s notice of nomination must include particular information about the stockholder making the nomination, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee. A stockholder’s notice of business proposed to be brought before the annual meeting must include particular information about the stockholder making the proposal, the beneficial owner, if any, on whose behalf the proposal is made and the business desired to be brought before the meeting.

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of the stockholders. Special meetings may be called at any time by our board of directors, or upon the request of the chairperson of our board of directors, the chief executive officer, the president or by a majority of the members of our board of directors. Special meetings may not be called by any other person. If a special meeting is called at the request of any authorized person other than by a majority of our board of directors, then a written request to call such a meeting must be submitted to each member of our board of directors, and our board of directors must then determine the time, date and place of such special meeting.

Our amended and restated certificate of incorporation and restated bylaws provide that our board of directors may, from time to time, fix the number of directors constituting our board of directors, and only the directors are permitted to fill vacancies on our board of directors.

Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, to alter, change, amend, repeal or adopt any provision inconsistent with specified provisions of our amended and restated certificate of incorporation.

Our amended and restated certificate of incorporation and restated bylaws provide that our board of directors has the power to amend or repeal our restated bylaws, subject to the right of stockholders to alter and repeal the restated bylaws adopted or amended by our board of directors. Our restated bylaws provide that stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors have the power to adopt, amend or repeal the restated bylaws.

The provisions of our amended and restated certificate of incorporation and restated bylaws discussed above could make more difficult or discourage a proxy contest or the acquisition of control of a substantial block of our stock or the removal of any incumbent member of our board of directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Transmeta, even though such an attempt might be beneficial to Transmeta and our stockholders.

Transfer Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock is Mellon Investor Services L.L.C.

PREFERRED STOCK

Under our certificate of incorporation we have authorized 5,000,000 shares of preferred stock, par value $0.00001 per share. We have designated 2,000,000 shares of preferred stock as Series A Preferred Stock in connection with the stockholder rights agreement, described under “Description of Common Stock” above, and 1,000,000 shares of preferred stock as Series B Preferred Stock. At July 5, 2007, no shares of Series A Preferred Stock, and 1,000,000 shares of Series B Preferred Stock were issued or outstanding. We will not be selling additional shares of Series B Preferred Stock pursuant to this registration statement, of which this prospectus is a part.

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action by the stockholders. Although it has no present intention to do so, our board of directors may issue preferred stock with terms that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control

Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of Transmeta;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our common stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our restated bylaws.

The shares of any series of preferred stock will be, when issued, fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.

Ranking

Each new series of preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends

Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our board of directors out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

Conversion and Exchange

The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

We will specify in the prospectus supplement relating to each new series of preferred stock:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement relating to that series of preferred stock; plus

•	any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock may or may not be entitled to any further participation in any distribution of our assets, as provided in the prospectus supplement relating to that series of preferred stock.

Voting Rights

The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations or prospectus supplement relating to that series or as required by law.

Transfer Agent and Registrar

We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the prospectus supplement relating to that series.

DEBT SECURITIES

The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities. The description is not complete, and we refer you to the indentures which we filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. A copy of the form of each type of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the senior indenture and the subordinated indenture, together with any supplemental indentures, as the “indentures” throughout the remainder of this prospectus.

The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be secured or unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the date or dates when payments on the principal must be made or the method of determining that date or dates;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the places where payments may be made and the manner of payments;

•	any mandatory or optional redemption provisions;

•	any subordination provisions;

•	the denominations in which debt securities will be issued;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	the certificates or forms required for the issuance of debt securities in definitive form;

•	the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

•	any other specific terms of the debt securities.

If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

U.S. Bank National Association is our designated security registrar and paying agent for the debt securities.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for that registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as “participants”, or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depositary, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Merger, Consolidation or Sale of Assets

Under the terms of the indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all our assets to another company, if

•	Transmeta is the continuing entity; or

•	(i) Transmeta is not the continuing entity, (ii) the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture, and (iii) the merger, sale of assets or other transaction must not cause a default on the debt securities and we must not already be in default.

Events of Default

Unless otherwise provided for in the prospectus supplement, the term “event of default,” when used in the indentures means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments, if any, when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization of our company; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

We will be required to file annually with the trustee a certificate, signed by an officer of our Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indentures as stated below or as provided in the prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as “defeasance.” We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (i) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (ii) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

•	in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

Except as provided in the prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series may be effected by the trustee for that series at an office or agency designated by the trustee of that series in New York, New York.

If the trustee becomes a creditor of our Company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

•	would not conflict with any rule of law or with the applicable indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our Company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

WARRANTS

We may issue warrants, including equity warrants, which are warrants to purchase common stock or preferred stock, and debt warrants, which are warrants to purchase debt securities.

Each series of warrants will be issued either directly or under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

Equity Warrants

The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

•	the title and aggregate number of the equity warrants;

•	any offering price of the equity warrants;

•	the designation and terms of any shares of preferred stock that are purchasable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

•	if applicable, the date from and after which the equity warrants and any securities issued with those warrants will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of an equity warrant and the price;

•	the time or period when the equity warrants are exercisable and the final date on which the equity warrants may be exercised and terms regarding any of our rights to accelerate this final date;

•	if applicable, the minimum or maximum amount of the equity warrants exercisable at any one time;

•	any currency or currency units in which the offering price and the exercise price are payable;

•	any applicable anti-dilution provisions of the equity warrants;

•	any applicable redemption or call provisions; and

•	any additional terms of the equity warrants not inconsistent with the provisions of the equity warrant agreement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title and aggregate number of the debt warrants;

•	any offering price of the debt warrants;

•	the number of debt warrants and debt securities that will be separately transferable;

•	any date on and after which the debt warrants and debt securities will be separately transferable;

•	the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

•	the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants that may be exercised at any one time and the final date on which the debt warrants may be exercised;

•	the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

•	the terms of any right to redeem or call the debt warrants;

•	any book-entry procedure information;

•	any currency or currency units in which the offering price and the exercise price are payable; and

•	any other terms of the debt warrants not inconsistent with the provisions of the debt warrant agreement.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Fenwick & West LLP, Mountain View, California. Members of the firm of Fenwick & West LLP hold a total of 46,011 shares of our common stock.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, which is included in management’s report on internal control over financial reporting, incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the reports of Burr, Pilger & Mayer LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the SEC. Reports and other information concerning us may also be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 30, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2007, including all material incorporation be reference therein;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the SEC on May 15, 2007, including all material incorporation be reference therein,;

•	our current reports on Form 8-K filed with the SEC on January 16, 2007, February 5, 2007, February 7, 2007, February 27, 2007, February 27, 2007, March 27, 2007, April 2, 2007, May 10, 2007, June 20, 2007, and July 9, 2007;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 20, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	the description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities that we may offer with this prospectus are sold.

You may obtain copies of the documents we incorporate by reference in the registration statement of which this prospectus is a part, from us, free of cost, by contacting us at Transmeta Corporation, Attention: Investor Relations, 3990 Freedom Circle, Santa Clara, California 95054 or (408) 919-6907.

Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.